Shenzhen (Dragon) 0309449

Contract Registration (File) Number:

Shenzhen Real Estate Lease

Contract

Printed by Office of Shenzhen Housing Lease Administration

Specifications on the Registration (Filing) of Real Estate Lease Contract

I. Documents that must be submitted when registering (filing) real estate lease contract:

A.	The deed of the real estate or other valid certificates of property ownership (right to use) (please provide the original and keep the photocopy);

B.	IDs for the lessor and the lessee or certificate of their legal qualification including:

1. Institution

Document of the establishment of the institution or business license (please provide the original and keep the photocopy).

The original of the certificate of the legal representative.

ID of the legal representative (please provide the original and keep the photocopy) and the original power of attorney (the power of attorney of the lessee residing overseas must be properly notarized or certified).

2. Individual

ID or certificate of legal qualification (please provide the original and keep the photocopy) of the lessor.

If the real estate to be leased is for the purpose of individual residence or if the lessee is a woman of childbearing age (20 to 59 of age), the lessee should provide a certificate of marital and childbearing status for migrating personnel certified by the local Family Planning office of the current city (street).

C.	If the real estate is to be managed by a third party, a power of attorney and ID of the manager agent must be provided. If the real estate to be leased is co-owned by several people, the agreement for leasing by all co-owners and a power of attorney must be provided.

D.	Contract of real estate lease.

II. Specifications relating to the filing of real estate lease contract:

According to the regulations in Article 6, No. 2 of Article 7 of Regulations for Leasing of Houses in the Special Economic District of Shenzhen, if the real estate being leased cannot be registered according to the regulations, the owner must process filing with the agency in charge of the district with all the required document and the ID of the owner.

Real Estate Lease Contract

Lessor (Party A): Baochang Taian Shiye Development Co, Ltd. of Shenzhen

Address: No. 109-3, Dongli Road, Hengnan Town, Longgang District, Shenzhen City

Postal Code: 518115

Agent:

Address:

Postal code:

Lessee (Party B): Epak Hong Kong PTE Limited

[Seal: e-PAK Hong Kong PTE Limited]

Address:

Postal Code:

Business license or ID number: 681598

Agent:

Address:

Postal code:

According to the regulations of implementation in the Law of Contract of the People’s Republic of China, Law of Administration of City Real Estate of the People’s Republic of China, and Regulations for Leasing of Houses in the Special Economic District of Shenzhen, Party A and Party B have held negotiations and reached a consensus that results in this contract.

Article I: Party A will lease out to Party B for use of the real estate of four factory buildings and one dormitory building located in the Baochangtai Industrial Zone at Henggang Street in Longgang District of Shenzhen City. The total building area to be leased is                      square meters, and the building itself consisting of                      stories.

Owner of the real estate to be leased: Baochang Taian Shiye Development Co, Ltd. of Shenzhen; certificate of ownership of the real estate or names and numbers of other valid documents certifying its ownership (right of use) :                             ;

Article II: The unit rent is calculated based on the area of the real estate in the amount of RMB                      Yuan (in capital letters:                             ) with the amount for the monthly rent being RMB                      Yuan (in capital letters:                             ).

Article III: Party B must pay the rent for the first month before year month day in the amount of RMB                      Yuan (in capital letters:                             ).

Article IV: Party B must:

☑	before the 10th of every month;

☐	before the	day of the	month of each quarter;

☐	before the	day of the	month of every half year;

☐	before the	day of the	month of every year;

Pay the rent to Party A : Upon receipt of the rent, Party A must give Party B a receipt for tax purposes.

(Both parties should choose one of the four options listed above and check it in the corresponding box.)

Article V: The term of the lease of the real estate by Party B is from year month day to year month day.

The term of lease in this article cannot exceed the approved term of usage of the land; the portion of time that exceeds the approved term of usage of the land becomes invalid. If any loss is caused by this excess and if there is an agreement regarding this excess by both parties, the agreement should be followed. Where there is no agreement, Party A will be held responsible for the loss.

Article VI: The use of the real state to be leased: factory facilities and dormitory.

If Party B wants to use the leased real estate for other purposes, Party B must obtain the written approval of Party A. According to pertinent laws and regulations, application for the change of use of the real estate must be submitted to the Department of Administration in charge of real estate. The change of the use can only be made after receiving approval from that department.

Article VII Party A shall hand over the leased real estate to Party B’s use on          Month          Day          Year, and go through the relevant hand-over procedures.

If Party A hand over the leased real estate later than the time specified in the foregoing article, Party B shall be entitled to demand that the valid term of this contract be extended accordingly, and the two parties shall confirm such extension in writing and with signatures, and also report such extension to the contract registration agency for its records.

Article VIII At the time when the leased real estate is handed over, the two parties shall conduct confirmation of the conditions of the leased real estate as well as the ancillary facilities thereof, and make supplementary itemized descriptions in the appendix.

Article IX At the time when handing over the real estate, Party A shall be entitled to collect lease security in the amount of 3 months’ rent, i.e. Renminbi 853,446.00 Yuan (in capital letters: Eight hundred and fifty-three thousand, four hundred and forty-six Yuan).

When collecting the lease security Party A shall provide receipts to Party B.

The conditions for Party A’s return of the lease security to Party B:

1.	Expiration of the contract term

2.

3.

☒	Only one of the conditions is met.

☒	All conditions are met.

(The two parties shall jointly select one of the two options above, and mark the selected item with a “✓” in the ☐)

When one of the following conditions is present, Party A may not return the security to Party B:

1.	Party B has unilaterally canceled the contract

2.

3.

Article X During the term of the lease, Party A shall be responsible for the payment of the land use fees for the lands used for the leased real estate as well as the taxes incurred due to the leasing of the real estate, building lease management fees, and                      fees incurred due to the leasing of the real estate; Party B shall be responsible for paying the water and electricity utilities bills, sanitation fees, houses ( building) management fees,                      fees, and other such fees incurred due to the use of the leased real estate.

Article XI Party A shall ensure that the handed-over real estate as well as the ancillary facilities thereof is capable of realizing the purpose of the lease, and warrants that the safety thereof complies with the requirements of the relevant laws, regulations, or statutes.

If Party B incurs physical or property damage in the real estate leased and The damage is caused by Party A on purpose or by mistake, Party B has the right to request appropriate compensation from Party A.

Article XII: Party B should reasonably use the leased real estate and its ancillary facilities and should not use the leased real state to conduct any illegal activities. Party A should not interfere with and disturb Party B in its normal reasonable use of the leased real estate.

Article XIII: During the time that Party B is using the leased real state, if the leased real estate or the facilities attached to it show any damage or breakdown that interfere with the safety as well as with normal reasonable use and it is not the fault caused by Party B, Party B should notify Party A immediately and adapt effective measures to stop the problems from further developing. Upon receiving the notification from Party B, Party A should implement the repairs within          days or request Party B to do the repairs on its behalf. If Party B fails to notify Party A or if Party A will not fulfill its obligation of repairs within the agreed period of time after receiving the notification, Party B can implement the repairs after filing with the agency of contract registration.

If an emergency occurs that requires immediate repairs, Party B can do the repairs first and then notify Party A in time of the matter concerned.

The costs involved in their repairs as in the two scenarios described above (including the reasonable costs of repairs by Party B on behalf of Party A and repairs in order to control the development of the problems) should be borne by Party A. If Party B does not fulfill its obligation in the two terms described above and fails to notify Party A or implement effective measures in a timely manner that causes increased losses, the cost of repairs of that portion (increased loss) should be borne by Party B itself.

Article XIV: If the leased real estate and its ancillary facilities show any breakdown or damage that interfere with the safety because of the improper or unreasonable use by Party B, Party B should notify Party A immediately of the situation and be responsible for the repairs of the damage or breakdown. If Party B refuses to carry out the repairs or to make himself responsible for the compensation of the damage or breakdown, after filing this matter with the contract registration agency, Party A can do the repairs for Party B, and the related repair cost should be borne by Party B.

Article XV: During the valid term of this contract, if Party A or Party B wants to modify, expand or furnish the leased real estate, both parties need to renegotiate and sign a separate written contract

If the actions described in the preceding paragraph require to be approved by relevant authorities, such actions shall be taken only after such approval has been acquired.

Articles XVI:

☑ During the term of the lease, Party B can sublease all or part of the leased real estate to other people but it must go through the registration procedure at the government agency in charge of housing leasing. However, the term of the sublease cannot exceed that of the lease in the contract;

☐ Party B cannot sublease all or part of the leased real state to other people. However, during the term of the lease, having obtained the written agreement from Party A, Party B can base on the written agreement for sublease to go through the registration procedure at the government agency in charge of housing leasing. However, the term of the sublease cannot exceed that of lease in this contract.

☐ During the term of the lease, Party B cannot sublease all or part of the leased real estate to other people.

(Both parties should agree to select one the three above-mentioned items and check the appropriate box.)

Articles XVII: During the valid term of this contract, if Party A needs to transfer the ownership of all or part of the leased real state to other people, Party A shell provide a one-month advance notice to Party B. Party B takes the precedence in the purchase under the same conditions.

If the ownership of the leased real state is transferee to other people, at the time of signing the contract of sale, Party A has the responsibility to tell the buyer/transferee to continue to honor this contract.

Article XVIII: During the valid term of this contract, if one of the following occurs, this contract can be terminated or modified:

(I)	When force majeure happens that prevents the implementation of this contract;

(II)	The government expropriates, acquires, retrieves or dismantles the leased real state;

(III)	Both Party A and Party B has reached an contract.

Article XIX: If one of the following occurs, Party A can choose one of the following items for the losses caused:

☐	Request Party B to pay the damage;

☑	Refuse to return the lease deposit;

☐	Party B will pay the cost of breaching the contract in the amount of RMB Yuan (in capital letters: Yuan).

(Both parties need to select one of the three above-mentioned ways through negotiation and check the appropriate box.)

(I)	Party B has defaulted on the rent for over 60 days (2 months);

(II)	Party B’s default of the rent has resulted in Party A’s loss in different kinds of expenses in the amount over Yuan;

(III)	Party B has used the leased real state to conduct illegal activities that infringe upon the interest of the public or other people;

(IV)	Party B, without the permission of Party A, has modified the structure and the use of the leased real state;

(V)	Party B has breached the definition of Article XIV of this contract by refusing to fulfill the obligation of repairs or pay for the cost of repairs that has caused the real state or equipment to suffer serious damage;

(VI)	Without the agreement of Party A and the approval from the pertinent government agency, Party B has furnished the leased real state on its own;

(VII)	Party B has subleased the leased real estate to a third party on its own.

Besides going after Party B for payment of damage or the responsibility of breaching the contract, Party A can also annul the contract or request Party B to modify the terms of this contract based on the circumstances described above.

Article XX: If one of the following occurs, Party B can choose one of the following items for the losses caused:

☐	Request Party A to pay for the damage;

☑	Request Party A to return twice the amount of the lease deposit;
☐	Party A will pay the penalty for breaching the contract in the amount of RMB Yuan (in capital letters: Yuan).

(Both parties need to select one of the three above-mentioned ways through negotiation and check the appropriate box.)

(I)	Party A has not turned over the leased real estate for over 60 days (2 months);

(II)	Party A has breached the contract as defined in term 1 of Article XI and make it impossible for Party B to fulfill its purpose of leasing;

(III)	Party B has breached the definition of Article XIII of this contract and refuses to fulfill the obligation of repairs or pay for the cost of repair;

(IV)	Without the agreement of Party B and the approval from the pertinent government agency, Party B has modified, expanded or furnished the leased real state.

Besides going after Party B for payment of damage or the liability for breach of contract, Party B can also annul the contract or request Party A to modify the terms of this contract based on the circumstances described above (Party B should notify Party A in writing and return the leased real estate after receiving the compensation for the damage).

During the period from the time that Party A receives the notification until the time that Party B receives its compensation for the damage, Party B does not need to pay the rent to Party A.

Article XXI: After this contract is terminated, Party B should move out and return the leased real estate within 90 days and ensure that the leased real state and its ancillary facilities are all in good conditions (normal wear excluded). At the same time, Party B should also pay all expenses that are incurred by Party B and executed all procedures of transfer.

If Party B does not move out or return the leased real estate within the specified time, Party A has the right to take back the leased real state and request Party B to pay twice the amount of rent for the overdue period of time.

Article XXII: Upon the termination of the contract of lease, if Party B wants to continue to lease the leased real state, Party B should submit a request to continue the lease two months before the termination of the lease. Party B takes the precedence to lease the leased property under the same conditions.

When Party A and Party B have reached an agreement about renewing the lease, the two parties need to sign a new contract and register again at the government agency in charge of contract registration.

Article XXIII: Both Party A and Party B need to abide by the regulations defined in every article in this contract. If one party breaches the contract, that party needs to bear the corresponding liability agreed in the contract.

Article XXIV: Both Party A and Party B can identify the items not included in this contract in the attached pages. The attached pages are part of this contract and have the same effect as this contract after it has been signed by both parties.

If Party A and Party B have reached an agreement to amend the content of this contract during the term of the lease, both parties need to go through the registration at the original government agency in charge of contract registration. The registered contract has the same effect as this contract.

Article XXV: Both Party A and Party B should try to resolve any dispute arising out of this contract through negotiation. If a resolution cannot be reached, the two parties can appeal to the government agency in charge of contract registration for mediation. If mediation is unsuccessful, both parties can:

☐	Appeal to the Committee of Mediation of Shenzhen for mediation;

☐	Appeal to the Shenzhen Branch, Committee of Mediation, China International Economics and Trade for mediation;

☑	File a lawsuit with the People’s Court.

(Both parties need to select one of the methods of resolution for disputes mentioned-above and check the appropriate box.)

Article XXVI: This contract becomes immediately effective at the time of signing.

Party A and Party B should register or file the contract at the government agency in charge of contract registration within 10 days after the contract is signed.

Article XXVII: This contract will take the Chinese version as the original to follow.

Article XXVIII: Four copies of this contract should be made: one copy for Party A, one copy for Party B, one copy for the agency in charge of contract registration, and one copy for the pertinent department.

Party A (Signature or Seal): Baochang Taian Shiye Development Co, Ltd. of Shenzhen

Legal Representative: [signature]

Contact Telephone:

Bank Account Number:

Authorized Representative (Signature or Seal):	November 19, 2007

Party B (Signature or Seal): e-PAK Hong Kong PTE Limited

Legal Representative: [signature]

Contact Telephone:

Bank Account Number:

Authorized Representative (Signature or Seal):	November 19, 2007

Person who registers or files in the contract (Signature or Seal):

Government agency in charge of contract registration (filing) (Signature or Seal):

         Year          month          day

Good Faith Accord

Party A: Baochang Taian Shiye Development Co, Ltd. of Shenzhen

Party B: e-PAK Hong Kong PTE Limited

After negotiations between the two parties, Party A and Party B have reached the following agreement based on the principles of fairness, equality, and mutual benefit and preference, as well as the obligations that should be fulfilled by both parties.

A.	Party A has a piece of land for industrial use located in the district of Baoan facing e-PAK Hong Kong PTE Limited. The area of that piece of land is 210000 square meters. It has completed all of the requested procedures for use of land and is currently applying for building permits. Planning for the use of the land has followed all the requirements by pertinent departments and the blueprint by both parties. The initial design has followed the design plan agreed on by both parties. The total area of structure has 40,000 square meters: of which five buildings of factory occupy 32,000 square meters, and the dormitory for the workers with ancillary facilities occupies 8000 square meters. Party A promises to complete the building of the above structures and facilities and hand over to Party B for its use within one year and a half.

B.	The rights and obligations of both Party A and Party B:

1.	During the process of designing the building and the actual construction, Party A should communicate with Party B closely so that both parties can receive the best economic benefits

2.	All the outside walls of the complex will be covered with glass mosaic. The ground of the factory will use reinforced concrete and should be made sturdy enough to bear the weight of a beer machine and water mill mug shall be applied to it; the height of the factory is: the first level is 5 m; each level of the second to the fifth level is 4 m. All the sewage, fire hydrant, and fence will be built by Party A at the cost of Party A.

3.	In every factory building, Party A will supply a 315 kv amp transformer (Party B will pay for the power distribution room and the low voltage portion); all the power cables and PVC tubes inside the complex will be bought and brought into the complex by Party B. Party A will assist in the construction and measurement.

4.	After the whole industrial complex is built, the actual area will be calculated based on the area measured by both parties (drip title area).

5.	Term of contract and rent: after the industrial complex is built, Party A and Party B will sign a new official contract (this contract will be the basis of the official contract and will be implemented together with the official contract). The principle is: the term of the contract is for 10 years. In the first five years of the contract, the rent for every square meter is eleven Yuan every month; in the second to five years of the contract, the rent for every square meter is twelve Yuan every month. (Area will be calculated based on the actual drip title area.)

6.	After the second factory building is built in the industrial complex, Party B will move in and start manufacturing. To ensure the safety of the factory building, Party A will build a temporary fence around these two factory buildings.

7.	In the whole complex, Party A will provide appropriate waterproof on top of each building to prevent water from dripping. In addition, the industrial complex must also be equipped with an independent compressor room, a room for small particles, a room for fire service pump and a fire-fighting pool equipped with a sprinkler system.

8.	To demonstrate its good faith for cooperation, Party B will pay a deposit of 880000.00 Yuan in RMB (Eighty-Eight Thousand Yuan). This deposit will be paid in 2 installments: 30,000 Yuan will be paid as a token of sincerity within 15 days after signing this contract; 58,000 Yuan will be paid after the second factory building is completed in the industrial complex (the receipt by Party A serves as a proof of payment). If Party B fails to sign the lease contract according to the terms in this contract, Party A has the right to refuse to return the deposit. If Party A breaches the above terms, Party B has the right to request the return of the deposit and terminate this contract.

This contract is done in duplicate: one copy for Party A and one copy for Party B. This contract becomes effective immediately after it is signed and sealed by both parties and thereupon becomes legally binding. Both parties are expected to abide by the contract.

Party A: Baochang Taian Shiye Development Co, Ltd. of Shenzhen
[Seal: Baochang Taian Shiye Development Co, Ltd. of Shenzhen]

Signature: [signature]

Date: July 30, 2005

Party B: e-PAK Hong Kong PTE Limited
[Seal: e-PAK Hong Kong PTE Limited]

Signature: [signature]

Date: July 30, 2005

[page illegible]

Supplemental Agreement

Party A: Baochang Taian Shiye Development Co, Ltd. of Shenzhen

Party B: e-PAK Hong Kong PTE Limited

After friendly negotiations, Party A and Party B have signed the following supplemental terms to the Contract of Real Estate Lease and will both abide by these terms:

I. On July 30, 2005, Party A signed a Good Faith Accord with e-PAK (Shenzhen) PTE Limited. The rights and obligations of e-PAK (Shenzhen) PTE Limited in this Accord will be borne by Party B, and Party A has agreed to that.

II. The Good Faith Accord becomes part of this Supplemental Agreement. If any of the terms is not in accord with this Supplemental Agreement, this Supplemental Agreement should be taken as the one to follow.

III. The buildings (premises) to be leased and rent are agreed upon as the following:

(1) Party A will lease out 5 buildings described in the Good Faith Accord for Party B to use, of which 4 buildings are factory buildings, and 1 building is for the dormitory for the workers.

(2) The term of lease is 25 years, starting from the date when payment for rent starts.

(3) Party A has already turned over 3 buildings for Party B to use with a total building area of 25862 square meters. Party A still needs to turn over the other 2 buildings for Party B to use. Of all these buildings, the total building area of the 4 factory buildings is 5892.10 square meters, and the building area of the dormitory is 8804.50 square meters.

(4) The monthly rent for the 5 buildings described above is calculated as the following: in the first 5 years, the rent is RMB 11.00 Yuan/square meter; in the next 5 years, the rent is RMB 12.00 Yuan/square meter; in the next 5 years, the rent will be the original rent plus 10%; in the last 10 years, the rent will remain unchanged.

(A) In the first 5 years, the rent for the 3 buildings that Party A has already turned over to Party B is RMB 284,482.00 Yuan/month, and Party B should start paying the rent to Party A on May 1, 2007. In the next 5 years, the rent is RMB 310,344.00 Yuan/month;

(B) In the first 5 years, the rent for the 4 factory buildings is RMB 64,813.10 Yuan/month, and Party B should start paying the rent to Party A on December 1, 2007. In the next 5 years, the rent is RMB 70,705.20 Yuan/month;

(C) In the first 5 years, the rent for the dormitory is RMB 96,849.50 Yuan/month, and Party B should start paying the rent to Party A on January 1, 2008. In the next 5 years, the rent is RMB 105,654.00 Yuan/month.

(5) The rent that Party B owes will be deducted from the 880,000 Yuan of deposit of intention that Party B has already paid Party A. After all the money has been deducted, Party B will pay the rent for the current month to Party A before the 10th of every month.

(6) Party B has agreed to pay a deposit of guarantee of lease in the amount of RMB 853,446.00 Yuan, which will also be deducted from the deposit of intention.

(7) If the building area is expanded, it will be based on the actual area measured. The rent, term of lease, and the obligations and rights of both Party A and Party B will be implemented based on the terms in this agreement that the two parties have reached after mutual negotiations.

IV. This Additional Contract is a part of the Contract of Real Estate Lease and it is pasted on the attached page of the Contract of Real Estate Lease. If this Additional Contract differs from the Contract of Real Estate Lease, this Additional Contract should be the one to follow.

V. This Supplemental Agreement becomes effective on the date when it is signed and sealed by both parties.

Party A: Baochang Taian Shiye Development Co, Ltd. of Shenzhen
[Seal: Baochang Taian Shiye Development Co, Ltd. of Shenzhen]

Date:

Party B: e-PAK Hong Kong PTE Limited
[Seal: e-PAK Hong Kong PTE Limited]

Date:

Special Reminders

1. The sample of this contract is drafted based on or refers to the Law of Contracts for the People’s Republic of China, Regulations for Leasing of Houses in the Special Economic District of Shenzhen and its Detailed Regulations for Implementation, the parties involved can agree on the adaptation.

2. Before signing the contract, both parties should read the contract carefully and can also add or delete the terms of the contract after negotiations.

3. Before signing the contract, the lessor should show the lessee its Certificate of Ownership of Real Estate or other kinds of valid documents proving its ownership of the real estate or other kinds of documents proving the identification or the legal qualifications of the lessor. If the real estate is managed by other people, a power of attorney must also be provided. If the real estate to be leased is co-owned, a certificate of agreement to lease by all the co-owners and a power of attorney must be provided. The lessee must show the lessor documents proving the identification or certificates proving the legal qualifications of the lessee.

4. All the parties involved must sign the contract based on the principles of self will, equality, and fairness. No party should impose its own will upon the other party; no third party should interfere illegally.

5. As the parties involved put their signatures on and implement the contract, they should follow the law and must not break any regulations regarding the procedures required by the law or engage in illegal activities.

6. Once the contract has been signed, it will become legally binding for both parties. Both parties should fulfill its own obligations according to the contract. The contract should not be modified or annulled without any legal basis or agreement.

7. All the content of the contract filled in by the parties should be completed by using a pen, brush pen, or signing pen and must be signed or stamped as verification.

8. In some articles of this contract, some blank spaces are left (marked with underlines) for the parties of the contract to fill in. There are also some more terms for the parties to choose (marked with ☐ ).

9. This contract is only a sample document; the parties of the contract can choose, add, fill in, or modify the terms of the contract. After the contract has been signed, the content that has not been modified and the content that is a filled in by the parties (after both parties have signed or stamped for verification) will be regarded as the content of the contract.

10. The content of the contract that has been chosen, added, filled in, or modified in handwriting will take precedence in effect.

11. After the contract has been signed, both parties should go to the government agency in charge of the administration of real estate leasing together in a timely manner to register and file the contract.

12. Both parties of the contract of lease should decide the number of copies of the original based on actual needs and verify all the copies carefully before signing them in order to ensure that the content in all copies is consistence with one another. Under any circumstances, each party should possess at least one original copy of the contract.

13. If the content of the contract has undergone significant changes or been annulled or copies of the contract have been lost, the party involved should go to the original government agency in charge of the registration to go through the appropriate procedures.